UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

NATION ENERGY INC.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

000-30193

(Commission File Number)

59-2887569

(IRS Employer Identification No.)

Suite 1100 - 609 West Hastings Street, Vancouver, British Columbia, Canada V6B 4W4

(Address of principal executive offices and Zip Code)

800.400.3969

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2006, the Registrant announced that it has entered into a letter of intent with Netco Energy Inc. whereby Netco Energy Inc. may earn 60% of the Registrant's interest in the new 1-16-59-2W6 test well and the land – Section 16, TWP 59, Rge 2 W6M – on which the well is located, all in the Bolton area of Alberta.

Under the terms of the agreement, Netco Energy Inc. will earn 60% of the Registrant's 15% interest by funding the Registrant’s share of related drilling and development costs, estimated to be approximately $714,225. Netco Energy Inc. will earn a 9% interest, after payout, in the test well. In addition, the Registrant has agreed to dedicate 100% of its share of production revenues from any and all existing wells in which it currently has an interest anywhere in the Bolton area of Alberta, including the test well and the section of land where the test well is located, net of royalty lease operating expenses, and administrative expenses, current and future, to Netco Energy Inc. until such time that Netco Energy Inc. recoups 100% of its capital associated with the test well.

Item 9.01. Financial Statements and Exhibits.

10.1	Agreement dated November 29, 2006 with Netco Energy Inc.
99.1	News Release issued by the Registrant on November 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

By: /s/ John R. Hislop

John R. Hislop

President, Chief Executive Officer, Secretary,

Chief Financial Officer, and Director

Date: December 5, 2006